EXHIBIT 99.1

Celebrating 50 years	Since 1963

FOR IMMEDIATE RELEASE

PANAVISION CANADA ACQUIRES CAMERA ASSETS OF WILLIAM F. WHITE INTERNATIONAL INC.

Woodland Hills, CA & Toronto, ON, January 4, 2005 – Panavision, the worldwide market leader in the design, manufacture and rental of camera systems for production of motion pictures, television series and television commercials, announced today that it has purchased the camera inventory of William F. White International Inc. (WFW), Canada’s oldest and largest production equipment company with offices across Canada and in LA. WFW’s inventory and services include lighting, grip, camera support and related production equipment.

“This transaction will allow Panavision to offer an expanded inventory of camera equipment to customers in Canada and throughout the world. It is another step forward in our strategy to acquire valuable assets on a selective basis to enhance and grow our global network,” said Bob Beitcher, President and CEO, Panavision Inc.

The purchase includes all film, HD and video camera equipment owned by WFW, including Sony F-900s, Arricams, Arri 435s, and Arri SR3s, along with a wide assortment of lenses and accessories. In addition, select employees of WFW involved in camera rental operations will be joining Panavision Canada.

Paul Bronfman, Chairman and CEO of William F. White International and Comweb Group Inc. said, “This is a win-win situation for clients of both WFW and Panavision. It allows productions in Canada to continue to obtain state-of-the-art production equipment from WFW while receiving top-notch camera equipment from Panavision. All clients will continue to enjoy the unrivaled customer service, inventory and support provided by both companies.”

Panavision and WFW have a great track record over many years of working side by side on many productions. “The purchase of William F. White’s camera assets reflects our continued long-term confidence in Canada,” said Bill Zacharuk, President and COO, Panavision Canada. “This addition to Panavision’s inventory will expand our ability to service Canadian productions and enable us to offer even greater choices to our customers and the longtime camera customers of William F. White International. We are also excited to bring aboard many of the talented and dedicated employees of WFW who have brought its camera operations to such a high standard.”

All the Canadian regions will continue to be supported and serviced by Panavision Canada through its two primary operations in Toronto and Vancouver. Panavision also intends to maintain camera operations in WFW’s Calgary and Halifax regional offices. The transition to Panavision will be fully concluded in the coming weeks.

Recent productions for which WFW supplied cameras for include “Scooby Doo 2,” “I, Robot” and the Oscar-winning “Chicago.” Panavision Canada’s recent credits include “X-Men 2,” “Catwoman,” “Electra,”“Blade 3” and “Chronicles of Riddick.”

About Panavision (www.panavision.com)

Founded in 1954, Panavision Inc. is a leading designer and manufacturer of high-precision camera systems, including both film and digital cameras, and lenses and accessories for the motion picture and television industries. Panavision systems are rented through its domestic and internationally owned and operated facilities and agent network. Panavision also supplies lighting, grip and crane equipment for use by motion picture and television productions.

About William F. White International Inc. (www.whites.com)

A Comweb Group member company, WFW is one of the world’s premier providers of state-of-the-art lighting, grip, camera support and related production equipment. From humble beginnings in Toronto in 1963, WFW has grown to include offices in Vancouver, Calgary, Winnipeg, Toronto, Ottawa, Montreal, Halifax, Los Angeles, CA, and Budapest, Hungary. In addition to WFW, member companies of the Comweb Group include Comweb Film Capital Corporation (www.comwebcapital.com) — the leader in Canadian production management services for tax credit financing and administration; and Entertainment Partners Canada (www.epcanada.com) — Canada’s premiere provider of payroll services and production management software.

For more information contact:

Suzanne Lezotte Tel: 818-316-2233 e-mail: Suzanne_lezotte@panavision.com	Jennifer Mallette Tel: 416-239-5050 e-mail: jmallette@whites.com

Forward Looking Statements:

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and other risks defined in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of Panavision, are expressly qualified by the cautionary statements and other cautionary statements which may accompany the forward-looking statements. In addition, Panavision disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.